UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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Form 8-A/A

(Amendment No. 1)

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	43-0334550
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 400, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Preferred Stock Purchase Rights	NASDAQ Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. X

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This amendment hereby amends the registration statement on Form 8-A originally filed by Huttig Building Products, Inc. (the “Company”) with the Securities and Exchange Commission on May 20, 2016, by supplementing Items 1 and 2 with the following.

Item 1.	Description of Registrant’s Securities to Be Registered

On May 6, 2019, the Company entered into a First Amendment to Rights Agreement (the “Amendment”), which amends the Agreement, dated as of May 18, 2016, (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as rights agent.

The Amendment, among other things, (i) extends the Final Expiration Date (as defined in the Rights Agreement) from May 18, 2019 to May 18, 2022; (ii) changes the initial Purchase Price (as defined in the Rights Agreement) from $13.86 to $13.39; and (iii) increases the period pursuant to which the Company’s Board of Directors has to consider an Exemption Request (as defined in the Rights Agreement) from ten business days to 20 business days.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Rights Agreement, which is filed as Exhibit 4.01 to the Company’s Form 8-K filed on May 18, 2016 and is incorporated herein by reference, and the full text of the Amendment, which is filed as Exhibit 4.01 to the Company’s Current Report on Form 8-K filed on May 6, 2019 and incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as part of this registration statement:

Number	Description
3.01	Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on May 12, 2016 (incorporated by reference to Exhibit 3.01 to Form 8-K filed on May 18, 2016)

4.01	Rights Agreement, dated as of May 12, 2016, by and between Huttig Building Products, Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.01 to Form 8-K filed on May 18, 2016)

4.02	First Amendment to Rights Agreement, dated as of May 6, 2019, by and between Huttig Building Products, Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.01 to Form 8-K filed on May 6, 2019)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc.

Date: May 6, 2019	By:	/s/ Philip W. Keipp
Philip W. Keipp
Vice President and Chief Financial Officer